UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

Waystar Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42125	84-2886542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Digital Drive, #300

Lehi, Utah 84043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 492-9782

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, the Compensation Committee of the Waystar Holding Corp. (the “Company”) Board of Directors (the “Board”) approved a grant of a target number of 396,197 performance stock units (“PSUs”) to Matt Hawkins, the Company’s Chief Executive Officer, under the Company’s 2024 Equity Incentive Plan (the “Plan”). The number of PSUs that will ultimately vest and be earned will be determined based on the Company’s total shareholder return (“TSR”) relative to a designated peer group consisting of all companies in the S&P SmallCap 600 Information Technology sector index over a four-year performance period beginning on April 1, 2025 and ending on April 1, 2029. Mr. Hawkins may earn up to 200% of the target number of PSUs granted, with no PSUs earned where relative TSR performance is less than the 30th percentile of the peer group, 50% of the target number of PSUs earned where relative TSR performance is at the 30th percentile of the peer group, 100% of the target number of PSUs earned where relative TSR performance is at the 55th percentile of the peer group, and 200% of the target number of PSUs earned if relative TSR performance equals or exceeds the 80th percentile of the peer group. To the extent relative TSR performance is between vesting levels, the portion of the PSUs that are earned will be determined using linear interpolation. Vesting of the PSUs is subject to Mr. Hawkins’ continuous employment with the Company through the end of the performance period. However, if, prior to the end of the performance period, Mr. Hawkins’ employment is terminated by the Company without “Cause” (as defined in the Plan), by Mr. Hawkins for “Good Reason” (as defined in his employment agreement with the Company) or as a result of his death or Disability (as defined in the Plan), he will remain eligible to earn a pro rata portion of the PSUs based on actual performance over the full performance period and prorated based on the portion of the performance period he was employed.

The PSUs are subject to the terms and conditions of the Plan and the award agreement governing the grant. A copy of the form of award agreement governing the PSUs is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On April 29, 2025, the Company filed a definitive proxy statement on Schedule 14A for the solicitation of proxies in connection with the 2025 annual meeting of the Company’s stockholders (the “Annual Meeting”) to consider, among other proposals, approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to remove the existing limit on the maximum size of the Board. If approved by the Company’s stockholders at the Annual Meeting, the Company intends to promptly file the Certificate of Amendment with the Secretary of the State of Delaware to become effective at the time of filing.

On May 9, 2025, the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the recommended that, upon the Certificate of Amendment becoming effective, the Board expand the size of the Board from ten directors to twelve directors and appoint Aashima Gupta to serve as a Class III director and Michael Roman to serve as a Class I director. The Nominating Committee further recommended that the Board determine that both Ms. Gupta and Mr. Roman be deemed to be independent under the applicable rules and regulations of the Nasdaq Global Select Market and the Corporate Governance Guidelines of the Company. In addition, the Nominating Committee recommended that Ms. Gupta be appointed to the Audit & Risk Committee of the Board and Mr. Roman be appointed to both the Audit and Risk Committee of the Board and the Nominating Committee. Each of Ms. Gupta and Mr. Roman’s appointments are contingent upon approval by the Board and the effectiveness of the Certificate of Amendment.

Ms. Gupta, 54, joined Google Cloud in November 2016 and has served as Global Director, Healthcare Solutions, since November 2018. From January 2015 to November 2016, Ms. Gupta served as Vice President – Digital Transformation – Healthcare at Apigee, a Google Cloud Platform service, and from 2010 to January 2015, Ms. Gupta worked in technology development at Kaiser Permanente, most recently as its Executive Director of Digital Health. Ms. Gupta has served on the board of directors of Neogen, a publicly traded animal and food safety company, since 2022. In addition, she currently serves on the board of directors of Molnlycke Healthcare, a privately held medical technology company, and as a member of the board of advisors of HIMSS, a non-profit.

Mr. Roman, 65, joined 3M Company, a diversified technology and manufacturing company, in 1988 where he served in a variety of roles, most recently as its chief executive officer from July 2018 until his retirement in May 2024. Since April 2021, Mr. Roman has served as a member of the board of directors of Abbott Laboratories. Mr. Roman served as chairman of the board of directors of 3M Company from May 2019 to May 2024 and then as its executive chairman from May 2024 to March 2025.

There are no arrangements or understandings between Ms. Gupta or Mr. Roman and any other person pursuant to which they were recommended by the Nominating Committee to serve as members of the Board and there are no transactions in which either Ms. Gupta or Mr. Roman have a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act of 1934, as amended, if they are appointed to the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Performance Stock Unit Agreement under the Waystar Holding Corp. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 12, 2025	Waystar Holding Corp.

	By:	/s/ Gregory R. Packer
	Name:	Gregory R. Packer
	Title:	Chief Legal Officer